As filed with the Securities and Exchange Commission on March 20, 1997
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                               ------------------

                            PATHOGENESIS CORPORATION

             (Exact name of Registrant as specified in Its Charter)

        Delaware                         2834                     91-152150
(State or Other Jurisdiction       (Primary Standard          (I.R.S. Employer
    of Incorporation or        Industrial Classification     Identification No.)
       Organization)                 Code Number)

                               ------------------

                             201 Elliott Avenue West
                            Seattle, Washington 98119
                                 (206) 467-8100

               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                               ------------------

                                 WILBUR H. GANTZ
                      President and Chief Executive Officer
                             201 Elliott Avenue West
                            Seattle, Washington 98119
                                 (206) 467-8100

                               ------------------

                                   Copies to:

     STEPHEN H. KAY, ESQ.                           DENNIS N. BERMAN, ESQ.
Squadron, Ellenoff, Plesent &                    Sonnenschein Nath & Rosenthal
        Sheinfeld, LLP                            1221 Avenue of the Americas
       551 Fifth Avenue                            New York, New York 10020
   New York, New York 10176                             (212) 768-6700
        (212) 661-6500

                                -----------------

     Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]
File No. 333-22297

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                          Proposed Maximum        Proposed Maximum
Title of Each Class of            Amount to be            Offering Price Per      Aggregate Offering        Amount of
Securities to be Registered       Registered              Share(1)                Price(1)                  Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001     115,000(2)                 $27.00                 $3,105,000               $940.91
per share
================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

(2) Includes 15,000 shares of Common Stock which the Underwriters have the option to acquire solely to cover over-allotments, if any.

                       -----------------------------------

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

     Incorporation By Reference of Registration Statement on Form S-1,
                               File No. 333-22297

     PathoGenesis Corporation (the "Company") hereby incorporates by reference into the Registration Statement on Form S-1 in its entirety (the "Abbreviated Registration Statement") the Registration Statement on Form S-1 (File No. 333-22297), and any amendments thereto (the "Initial Registration Statement"), declared effective on March 20, 1997 by the Securities and Exchange Commission (the "Commission"), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein. The Abbreviated Registration Statement, together with the Intitial Registration Statement, relates to an offering by the Company of 2,100,000 shares (or, upon the exercise of the Underwriters' over-allotment option, up to 2,415,000 shares) of Common Stock.

 Exhibits
 --------

   5.1             Opinion of Squadron, Ellenoff, Plesent & Sheinfeld, LLP
  23.1             Consent of KPMG Peat Marwick LLP
  24.1*            Power of Attorney.

-------------------
* Incorporated herein by reference to the Company's Registration Statement on Form S-1, File No. 333-22297.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on March 20, 1997.

                                               PATHOGENESIS CORPORATION

                                               By: /s/ Wilbur H. Gantz
                                                   -----------------------
                                                   Wilbur H. Gantz
                                                     President

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


               Signature                                      Title                                   Date
               ---------                                      -----                                   ----


 /s/ Wilbur H. Gantz                   Chief Executive Officer, President and                    March 20, 1997
---------------------------            Director (Principal Executive Officer)
Wilbur H. Gantz

 /s/ Alan R. Meyer                     Senior Vice President, Chief Financial                    March 20, 1997
---------------------------            Officer and Director (Principal Financial and
Alan R. Meyer                          Accounting Officer)

         *                             Director                                                  March 20, 1997
---------------------------
Elizabeth M. Greetham

         *                             Director                                                  March 20, 1997
---------------------------
Lawrence C. Hoff

         *                             Director                                                  March 20, 1997
---------------------------
Edward Mathias

         *                             Director                                                  March 20, 1997
---------------------------
Michael J. Montgomery

          *                            Director                                                  March 20, 1997
---------------------------
Talat M. Othman

           *                           Director                                                  March 20, 1997
---------------------------
Eugene L. Step

           *                           Director                                                  March 20, 1997
---------------------------
Fred Wilpon


*By: /s/ Wilbur H. Gantz
    ---------------------------
         Wilbur H. Gantz
         as Attorney-in-Fact